                                                                   EXHIBIT 10.11

                                LETTER AGREEMENT

                                    BETWEEN

              RAINBOW MVDDS COMPANY, LLC, RAINBOW MEDIA HOLDINGS, LLC, DTV NORWICH, LLC AND GEORGE BLUMENTHAL AND COMPANY, LLC

                                                                January 13, 2004

Mr. George Blumenthal
DTV Norwich, LLC
450 Park Avenue, Suite 2702
New York, NY 10022

Dear George:

      This letter agreement (the "Agreement") confirms the mutual understanding and agreements with respect to a series of transactions between DTV Norwich, LLC, 450 Park Avenue, Suite 2702, New York, New York 10022, a Delaware limited liability company ("Applicant"), wholly-owned by George S. Blumenthal and Company, LLC ("Blumenthal"), a registered bidder in FCC auction Number 53 ("MVDDS Auction"), and Rainbow MVDDS Company, LLC, a Delaware limited liability company not registered in the MVDDS Auction ("Investor"). In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we agree as follows:

1.    Investment in Applicant.

(a) Purchase of Membership Interests. Subject to the terms and conditions set forth in this Agreement, and in reliance on the representations and warranties set forth in this Agreement, Applicant agrees to issue to Investor a forty-nine percent (49%) membership interest in the Applicant, in exchange for a payment to Blumenthal of $100,000, plus reimbursement to Blumenthal of forty-nine percent (49%) of Applicant's expenses, such expenses not to exceed fifty thousand dollars ($50,000), incurred to date in connection with Applicant's preparation and submission of an application to participate in the MVDDS Auction.

(b)   Loans to Applicant.

      i. Within one (1) business day of the execution of this Agreement by all of the parties thereto, Investor or an affiliate of Investor to be designated by Investor ("Lender") agrees to lend Applicant seven million, two hundred fifty thousand dollars ($7,250,000.00) (the "Initial Bid Loan"), the proceeds of which loan shall be distributed to Blumenthal to reimburse it for Applicant's submission of the upfront payment in connection with the MVDDS Auction. The Initial Bid Loan is evidenced by a promissory note in the form attached hereto as Exhibit A, bearing interest at an

Mr. George Blumenthal
DTV Norwich, LLC
Page 2 of 12

            annual rate of LIBOR plus three percent ("Base Rate"), guaranteed by the members to the extent of their respective membership interests with recourse limited solely to such interests, and secured by a pledge of such membership interests in the Applicant. In the event Applicant is not the winning bidder in the MVDDS Auction, Applicant shall repay the Initial Bid Loan promptly to Lender upon receiving a return of the upfront payment to the FCC in connection with the MVDDS Auction.

      ii. In addition to the amounts loaned under Section l(b)(i) above, Lender agrees to lend Applicant funds sufficient to pay for the licenses for which Applicant is the high bidder in the MVDDS Auction (the "Additional Bid Loan") to secure Applicant's winning bids in the MVDDS Auction. The Additional Bid Loan will be evidenced by a promissory note in the form attached hereto as Exhibit B, bearing interest at the Base Rate, guaranteed by the members to the extent of their respective membership interest with recourse limited solely to such interests, and secured by a pledge of such membership interests evidenced by an agreement substantially in the form of the Pledge of Limited Liability Company Interests executed by the parties on January 13, 2004.

(c) Applicant's Representations and Warranties: Covenants. Blumenthal and Applicant represent, warrant, and covenant that:

      i. Formation, Standing and Qualification. Applicant (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it. Applicant is qualified to transact business as a limited liability company) in, and is in good standing under the limited liability laws of, those jurisdictions in which it currently operates under its name. Applicant has no subsidiaries and Blumenthal is the sole owner of Applicant.

      iii. Power and Authority. Applicant has the requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which it is a party (collectively, the "Related Agreements"), to perform its obligations hereunder and thereunder and to engage in the transactions contemplated hereby and thereby. Applicant has taken or will take all requisite action to make all the provisions of this Agreement and the Related Agreements the valid and enforceable obligations they purport to be. This Agreement is, and upon the execution and delivery thereof, each of the Related Agreements will be, legal, valid and binding obligations of Applicant, enforceable in accordance with their terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

      iv. Certificate of Formation and Operating Agreement. Applicant has furnished or made available to Investor true, correct and complete copies of its Certificate of Formation and Operating Agreement (if any).

Mr. George Blumenthal
DTV Norwich, LLC
Page 3 of 12

      v. Litigation. Neither Blumenthal nor Applicant has received any notice of and to the best knowledge of Blumenthal and Applicant, there is no action, suit, claim, hearing, litigation, proceeding, investigation, arbitration or governmental inquiry, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality, domestic or foreign, or arbitrator or arbitration panel (collectively, a "Proceeding") pending or, to the best knowledge of Applicant, threatened against either Blumenthal or Applicant or affecting any of their properties or assets.

      vi. Compliance with Laws. Blumenthal and Applicant have complied in all material respects with, and is not in material violation of or material default (with due notice or lapse of time or both) with respect to, all laws, governmental rules, governmental regulations, including, without limitation, laws, rules and regulations regarding protection of the environment, governmental consents or orders, judgments, decrees, writs, injunctions and awards of any arbitration, court or governmental authority which are material to it and its business, operations, properties, assets, products and services.

      vii. No Conflicts. Neither Blumenthal nor Applicant is in material violation or default (with due notice or lapse of time or both) of the Operating Agreement or Certificate of Formation, or of any material agreement or instrument to which it is a party or by which it nor any of its assets is bound. None of the authorization, execution, delivery and performance of this Agreement or the Related Agreements, the issuance of membership interests to Investor, the consummation of the MVDDS Auction and the transactions herein and therein contemplated, or the fulfillment of or compliance with the terms hereof and thereof, will conflict with or result in a breach or default (with due notice or lapse of time or both) of any of (i) the terms of the Operating Agreement or (ii) of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or (iii) of any material agreement or instrument, which is applicable to Blumenthal or Applicant or by which Blumenthal or Applicant or any of their assets are bound, or constitute a default (with due notice or lapse of time or both) thereunder.

      viii. Governmental Approvals. No registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality, domestic or foreign, under laws and regulations thereof as now in effect is or will be necessary for the valid execution, delivery and performance by Blumenthal or Applicant of this Agreement or any of the Related Agreements, or the issuance of the membership interest in Applicant, other than filings pursuant to state securities laws (all of which filings will be made within the period of time required by such state securities laws) in connection with the issuance of the membership interests, filings necessary to amend the FCC short form application as described below and the approval of the FCC to effectuate the provisions of the Call Option or Put Option.

Mr. George Blumenthal
DTV Norwich, LLC
Page 4 of 12

      ix. Use of Proceeds. Applicant is not required pursuant to any contract or other arrangement to apply the proceeds received from Investor or Lender pursuant to the transactions contemplated hereby other than as specified herein.

      x. Disclosure. Neither this Agreement nor any or written statement furnished or made to Investor by Blumenthal or Applicant pursuant to this Agreement (taken as a whole) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made.

(d) Investor's Representations and Warranties; Covenants. Investor hereby represents, warrants, and covenants to Applicant that:

      i. Formation, Standing and Qualification. Investor (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it. Investor is qualified to transact business as a limited liability company in, and is in good standing under the limited liability company laws of, those jurisdictions in which it currently operates under its name. Investor has no subsidiaries.

      iii. Power and Authority. Investor has the requisite power and authority to execute and deliver this Agreement and the Related Agreements to perform its obligations hereunder and thereunder and to engage in the transactions contemplated hereby and thereby. Investor has taken or will take all requisite action to make all the provisions of this Agreement and the Related Agreements the valid and enforceable obligations they purport to be. This Agreement is, and upon the execution and delivery thereof, each of the Related Agreements will be, legal, valid and binding obligations of Investor, enforceable in accordance with their terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

      iv. Certificate of Formation and Operating Agreement. Investor has furnished or made available to Investor true, correct and complete copies of its Certificate of Formation and Operating Agreement (if any).

      v. Litigation. The Investor has received no notice of, and to the best knowledge of Investor, there is no Proceeding pending or, to the best knowledge of Investor, threatened against Investor or affecting any of its properties or assets.

      vi. Compliance with Laws. Investor have complied in all material respects with, and is not in material violation of or material default (with due notice or lapse of time or both) with respect to, all laws, governmental rules, governmental regulations, including, without limitation, laws, rules and regulations regarding protection of the environment, governmental consents or orders, judgments, decrees, writs, injunctions and awards of

Mr. George Blumenthal
DTV Norwich, LLC
Page 5 of 12

            any arbitration, court or governmental authority which are material to it and its business, operations, properties, assets, products and services.

      vii. No Conflicts. The Investor is not in material violation or default (with due notice or lapse of time or both) of the Operating Agreement or Certificate of Formation, or of any material agreement or instrument to which it is a party or by which it nor any of its assets is bound. None of the authorization, execution, delivery and performance of this Agreement or the Related Agreements, and the transactions herein and therein contemplated, or the fulfillment of or compliance with the terms hereof and thereof, will conflict with or result in a breach or default (with due notice or lapse of time or both) of any of (i) the terms of the Operating Agreement or (ii) of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or (iii) of any material agreement or instrument, which is applicable to Investor or by which the Investor or any of its assets is bound, or constitute a default (with due notice or lapse of time or both) thereunder.

      viii. Governmental Approvals. No registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality, domestic or foreign, under laws and regulations thereof as now in effect is or will be necessary for the valid execution, delivery and performance by Investor of this Agreement or any of the Related Agreements, other than filings pursuant to state securities laws (all of which filings will be made within the period of time required by such state securities laws) in connection with the issuance of the membership interests, filings necessary to amend the FCC short form application as described below and the approval of the FCC to effectuate the provisions of the Call Option or Put Option.

      ix. Disclosure. Neither this Agreement nor any or written statement furnished or made to Applicant by Investor pursuant to this Agreement (taken as a whole) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made.

(e)   Transfer of Ownership Interests.

      i. Blumenthal shall not transfer interest in Applicant without Investor's consent, which Investor may withhold for any reason. Investor may transfer its membership interest or its other rights to an affiliate of Investor at Investor's sole discretion.

      ii. Investor also shall have "tag along" rights that permit Investor to participate in any permitted transfer by Blumenthal of Blumenthal's membership interest or a permitted transfer of any other membership interest on the same terms and conditions and on a pro rata basis.

      iii. If at any time Applicant proposes to issue any equity securities or securities convertible into equity, Investor will have the right to subscribe for its pro rata share,

Mr. George Blumenthal
DTV Norwich, LLC
Page 6 of 12

            on a fully-diluted basis, of the offered securities in order to maintain its then current equity and voting position in Applicant.

      iv. Effective upon the making of Investor's initial capital contribution, Applicant's governing document shall be amended to provide that (i) a Member's Committee composed of two representatives appointed by Blumenthal and one representative appointed by Investor, shall be constituted, which Member's Committee shall have full authority and responsibility for the Applicant's business except as otherwise provided herein, (ii) except as provided for herein, Member's Committee action shall be by majority vote, except that unanimous vote shall be required for certain decisions including incurrence of debt, issuance of membership interests, changes to Applicant's constituent documents, changes in the structure or ownership of Applicant and capital calls (except that capital calls required to fund the payment of amounts due under the Initial Bid Loan or the Additional Bid Loan shall be approved if approved by any representative on the Member's Committee). Any such capital call should be made within ten (10) days of receiving a capital call notice and the non-contributing member's interest will automatically be reduced (but not below ten percent (10%)) within ten (10) days of the deadline set forth in a capital call notice. Immediately following the first to occur of (i) consummation of the Call Option or the Put Option (each as defined below), (ii) any reduction of Blumenthal's percentage membership interest in Applicant resulting from any failure to contribute his pro rata portion of any capital call, Blumenthal shall cause its representatives on the Member's Committee to resign and Investor shall appoint two additional representatives to replace such representatives.

      v. Immediately upon the FCC's grant to the Applicant of the licenses it has won in the MVDDS Auction ("the Licenses"), Investor shall have the right to purchase from Blumenthal (the "Call Option") 41% (adjusted by permitted dilution) of the outstanding membership interests in Applicant for $900,000 or 5% of Applicant's gross high bid for all markets, whichever is higher (the "Option Exercise Price"). Upon consummation of the Call Option, Blumenthal will be released from any and all personal guarantees on the loans incurred under Section l(b)(i) and (ii).

      vi. Blumenthal shall have the option to put its membership interest in Applicant to Investor (the "Put Option"), which Blumenthal may exercise if Investor has not, on or before the date that is sixty
            (60) days after the grant of the Licenses to Applicant becomes final and nonappealable, exercised the Call Option for any reason. At Investor's sole discretion, Investor may change the first date on which Blumenthal may exercise the Put Option to the date that is sixty (60) days after the FCC's grant of the Licenses. Upon Blumenthal's exercise of the Put Option, Investor will be required to purchase 41% (adjusted by permitted dilution) of the outstanding membership interests in Applicant for the Option Exercise Price. If Blumenthal exercises the Put Option, Blumenthal will be released from any and all personal guarantees on the loans incurred under Section l(b)(i) and (ii). If Blumenthal does not

Mr. George Blumenthal
DTV Norwich, LLC
Page 7 of 12

            exercise the Put Option by end of six years from the date of the closing of the MVDDS Auction, then Blumenthal and Investor shall share the expenses of the operation and construction of the system on a pro rata basis.

      vii. Blumenthal will have the right to retain his remaining 10% membership interest in Applicant, any time after the Call Option or the Put Option is exercised. For a period of ten (10) years from the time that either the Put Option or Call Option is exercised, Blumenthal shall have the option to put his remaining ten percent (10%) membership interest to Investor ("Remaining Interest Put"). At any time after Blumenthal's right to exercise the Remaining Interest Put expires, Investor shall have the right to purchase from Blumenthal his remaining 10% membership interest (the "Remaining Interest Call"). The Remaining Interest Put or Remaining Interest Call may be exercised at a fair market value price (without application of any minority discount), payable in cash or publicly traded stock of an affiliate of Investor designated by Investor, to be determined by two (2) entities experienced in valuing telecommunications companies. If there is less than a ten percent (10%) difference between the purchase price proposed by each of the two (2) valuation firms, the valuation shall be the average of the two proposed purchase prices. If there is a greater than ten percent (10%) difference between the purchase price proposed by each of the two (2) valuation firms, the valuation firm shall select a third valuation firm, whose valuation shall be binding.

(f) No later than January 13,2004, Applicant shall amend its FCC short form application in the MVDDS Auction to indicate (1) that Investor has acquired a 49% interest in Applicant; (2) that Applicant has reached a bidding agreement with Investor; (3) that Applicant is changing its designated entity status so that it is no longer a "very small business" and no longer seeking a bidding credit in the MVDDS auction and Appropriate disclosure of Investor's other FCC related interests will be made to the extent required under FCC rules.

2.    Bidding.

(a) Prior to the commencement of the MVDDS Auction, the parties shall specify the markets in which Applicant will bid and a do not exceed ("DNE") limit for each license (based either on raw bid price or price per household calculation), as well as an aggregate limit of the amount that Applicant may bid on all licenses.

(b) Applicant will place bids consistent with specification of markets and the DNE limits specified pursuant to Section 2(a), except as provided in
      Section 2(d).

(c) Once DNE limit is reached for any license, or in the aggregate, it may be exceeded upon mutual agreement of Investor and Applicant or unilateral decision by Investor, with no change to the other terms of this Agreement. If Investor does not wish to exceed DNE limit but Applicant does, Applicant shall notify of Investor of its intent to continue participating

Mr. George Blumenthal
DTV Norwich, LLC
Page 8 of 12

      in the auction and must immediately refund all money transmitted by Investor to Applicant to date. Parties otherwise absorb their own expenses in such event. In exchange for the return of funds provided to Applicant, Investor will divest its 49% interest in Applicant. Thereafter, Applicant will be responsible for all future obligations to the FCC or otherwise. At that time, any other obligations between the parties, whether under this Agreement or successor agreements contemplated by this Agreement, shall be terminated.

(d) Upon conclusion of the MVDDS Auction, when required by FCC, Lender will make all additional payments to FCC either directly or indirectly through Applicant.

3.    Services.

(a) Investor or its designee shall have the right to operate the licensed facilities, on an exclusive basis, for its own use, and shall have sole authority to determine whether and what services will be provided over the facilities. Investor shall have the foregoing right for duration of the license term, and shall be renewable at Investor's option, upon required notification to FCC.

(b) Once facilities are constructed and stations are operating, Investor will provide Applicant with a services fee equal to fifty thousand dollars ($50,000) per annum.

(c) Investor shall have the right to enter into a sublease agreement with a third party.

(d)   Subject to any changes the FCC may make to its rules:

      i. Applicant will maintain oversight of the spectrum so as to ensure that Investor complies with applicable technical and operational rules, and will retain the right to inspect Investor's operations and to terminate the lease in the event of material non-compliance by Investor;

      ii. Applicant will retain responsibility for meeting all applicable frequency coordination obligations and resolving interference-related matters, and will be responsible for all interactions, including filings, with the FCC associated with technical rules and use of the spectrum;

      iii. Investor or its designee will be directly responsible for compliance with non-technical or operational rules, and any associated interactions with the FCC, applicable to the services it provides over the spectrum, such as regulatory and funding obligations Investor incurs by virtue of being an MVDDS operator.

      4. Definitive Agreements. The parties intend to negotiate and execute definitive agreements that embody the provisions of Sections 1(e), 2, and 3; provided, however, that unless

Mr. George Blumenthal
DTV Norwich, LLC
Page 9 of 12

and until such agreements are entered into this letter shall be binding on the parties and enforceable in accordance with its terms.

      5. Exclusive Dealing. Until the earlier of (i) the date that is 60 days from the date this Agreement is executed or (ii) the date the MVDDS Auction is closed, neither Blumenthal nor Applicant will (and will cause Blumenthal's and Applicant's affiliates not to), directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with, or in any manner encourage, discuss, accept, or consider any proposal of any other person relating to the licenses that are the subject of the MVDDS Auction, in whole or in part.

      6. Indemnification.

            (a) In General. The Rainbow Entity (as specified in Section 6(b)) hereby agrees to indemnify and hold harmless Blumenthal and its members and managers and their successors and assigns, against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees) arising from: (i) the modification of Applicant's MVDDS application, as specified above; (ii) any actions taken by Applicant after the date of this Agreement; (iii) Investor's use of the Licenses pursuant to Section 3 of this Agreement; and (iv) any action or proceeding brought on account of any event specified in (i), (ii) or (iii) of this paragraph; provided, however, that the Rainbow Entity's indemnification obligation shall not apply to any claims, liabilities, judgments, costs, demands, causes of action and expenses arising out of (y) actions that Blumenthal or Applicant took prior to the date of this Agreement; or (z) any action that Blumenthal causes Applicant to take at any time without the concurrence of Investor. If any action or proceeding is brought against Blumenthal by reason of such claim, upon notice from Blumenthal, Investor shall defend the same at Investor's expense. Blumenthal shall give prompt written notice to the Investor of any claim against Blumenthal which might give rise to a claim by it against the Investor hereto based upon the indemnity provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof. If any third party asserts a claim against Blumenthal hereto which, if true, would give rise to a claim for indemnification hereunder, Blumenthal shall be entitled to be indemnified against the costs and expenses of defending the claim, whether or not the claimant ultimately prevails.

            (b) Rainbow Entity. The Rainbow Entity obligated to indemnify Blumenthal shall be Rainbow Media Holdings, Inc. ("RMH"); provided, however, that if Cablevision Systems Corp. spins off to its shareholders an entity that includes Rainbow DBS Holdings, Inc. ("Rainbow DBS") and American Movie Classic Company ("AMC"), then immediately prior to such spinoff RMH shall be released from all of the indemnification obligations under Section 6(a) and replaced by the such spun off entity.

Mr. George Blumenthal
DTV Norwich, LLC
Page 10 of 12

            (c) Termination. All obligations under this Section 6(a) shall terminate on the earlier of (i) the date of consummation of the Call Option or
(ii) ten (10) days after the Put Option becomes exercisable.

            (d) Applicant's operating agreement will provide customary indemnification of its members for liabilities resulting from their ownership of membership interests.

      7. Expenses. Except as otherwise provided, herein, each party shall be responsible for bearing its own respective costs and expenses associated with consummating the transactions hereunder.

      8. Confidentiality. The terms of this Agreement are confidential and neither Blumenthal nor Applicant may share this Agreement or its terms with any non-employee or non-director of Applicant or any other party, except legal and business advisors. Blumenthal shall keep all information contained in this Agreement confidential.

      9. Miscellaneous

            (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supercedes all prior oral or written agreements and understandings relating to the subject matter hereof.

            (b) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

            (c) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

            (d) Governing Law/Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of State of New York or of the federal district courts with jurisdiction in such state. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

Mr. George Blumenthal
DTV Norwich, LLC
Page 11 of 12

            (e) Severability. The parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            (f) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

            (g) Expenses Upon Breach. Should any party breach this Agreement, in addition to all other remedies available at law or in equity, such party shall pay all of any other party's costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including reasonable legal fees and expenses.

            (h) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [signature page follows]

Mr. George Blumenthal
DTV Norwich, LLC
Page 12 of 12

            If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

                                        Very truly yours,

                                        RAINBOW MVDDS COMPANY, LLC

                                        By:  ______________________________
                                        Name: _____________________________
                                        Title: ____________________________

                                        For purposes of Section 6 only:

                                        RAINBOW MEDIA HOLDINGS, INC.

                                        By:  ______________________________
                                        Name: _____________________________
                                        Title: ____________________________


Accepted and Approved as of
the date first written above:

DTV NORWICH, LLC

/s/ George S. Blumenthal
--------------------------------------
By: George S. Blumenthal on behalf of
George S. Blumenthal and Company, LLC,
its Managing Member

GEORGE BLUMENTHAL AND COMPANY, LLC


/s/ George S. Blumenthal
-------------------------------------
By: George S. Blumenthal
Managing Member

Mr. George Blumenthal
DTV Norwich, LLC
Page 12 of 12

            If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

                                       Very truly yours,

                                       RAINBOW MVDDS COMPANY, LLC

                                       By:  /s/ MS ALPERT
                                            ------------------------------
                                       Name: MICHAEL S. ALPERT
                                             ------------------------------
                                       Title:
                                             ------------------------------

                                       For purposes of Section 6 only:

                                       RAINBOW MEDIA HOLDINGS, INC.

                                       By:  /s/ DAVID DEITCH
                                            ------------------------------
                                       Name: DAVID DEITCH
                                             ------------------------------
                                       Title: SRVP, BUSINESS AFFAIRS
                                             ------------------------------


Accepted and Approved as of the
date first written above:

DTV NORWICH, LLC

----------------------------------
By: George S. Blumenthal on behalf
of George S. Blumenthal and Company,
LLC, its Managing Member


GEORGE BLUMENTHAL AND COMPANY, LLC

----------------------------------
By: George S. Blumenthal
Managing Member